UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

Stoneridge, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 17, 2009, Stoneridge, Inc. (the “Company”) entered into an indemnification agreement with each of John C. Corey, President and Chief Executive Officer, George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer, Kenneth A. Kure, Corporate Treasurer and Director of Finance, and James E. Malcolm, Director of Global Taxation (each an “Indemnified Employee”).  In order to address potential limitations in directors and officers (“D&O”) insurance and to induce the Indemnified Employee to continue to serve as an officer and/or employee of the Company, the Company entered into the Indemnification Agreement with the Indemnified Employee.  In consideration of the continued service as an officer and/or employee of the Company the Indemnification Agreement provides that the Company will indemnify the Indemnified Employee to the fullest extent not otherwise prohibited by the statute or other applicable law, including without limitation indemnity against any and all costs and expenses, in connection with any threatened, pending, or completed action, suit or proceeding, arbitration or other alternative dispute resolution mechanism, whether domestic or foreign, whether civil, criminal, administrative, or investigative, to which the Indemnified Employee is or at any time becomes a party, or is threatened to be made a party, as a result, directly or indirectly, of serving at any time: (i) as a director, officer, employee, or agent of the Company; or (ii) at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member, or agent of a corporation, partnership, trust, limited liability company, employee benefit plan, or other enterprise or entity, whether domestic or foreign.  Under the Indemnification Agreement there is no Company indemnity obligation (i) except to the extent that the aggregate amount of losses to be indemnified exceed the aggregate amount of such losses for which the Indemnified Employee is actually paid or reimbursed pursuant to D&O insurance, if any, which may be purchased and maintained by the Company or any of its subsidiaries; (ii) on account of any proceeding in which judgment is rendered against the Indemnified Employee for an accounting of profits made from the purchase or sale of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended; (iii) on account of the Indemnified Employee’s conduct which is determined to have been knowingly fraudulent, deliberately dishonest, or willful misconduct, except to the extent such indemnity is otherwise permitted under the statute; (iv) with respect to any remuneration paid to Indemnified Employee determined by a court having jurisdiction to have been in violation of law; and (v) if it shall have been determined by a court having jurisdiction that indemnification is not lawful.

Item 1.02    Termination of a Material Definitive Agreement

On December 21, 2009, by action of the Company’s Board of Directors, the Company terminated the Stoneridge, Inc. Outside Directors’ Deferred Compensation Plan (“ODDCP”) and the Stoneridge, Inc. Employees’ Deferred Compensation Plan, together with the ODDCP, the (“Deferred Compensation Plans”).   The Deferred Compensation Plans were designed to comply with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including but not limited to Section 409A of the Code and applicable regulations.  The purpose of the Deferred Compensation Plans was to allow non-employee directors and certain senior level employees, as applicable, to defer receipt of certain compensation, keeping their financial interests aligned with the Company and providing them with a long-term incentive to continue providing services to the Company.  However, the participation in the Deferred Compensation Plans has been minimal and the Company was incurring ongoing costs and administrative burdens to operate the Deferred Compensation Plans.  It was determined that the burdens of operating the Deferred Compensation Plans outweighed the intended benefits of the Deferred Compensation Plans and, therefore, the Deferred Compensation Plans were terminated.  Payouts of amounts deferred to participants will be made in accordance with the Deferred Compensation Plans and applicable provisions of the Code and regulations thereunder.  There are no penalties incurred by the Company in connection with the terminations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: December 22, 2009	/s/ GEORGE E. STRICKLER
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)